UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 8, 2020
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange acct of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Board of Director Compensation Policy

On June 8, 2020, the Board of Directors of Sharps Compliance Corp. (the "Company", "Sharps" or "we") approved a change to the Board of Directors (the "Board") compensation for the Company's non-employee directors effective for the period from October 1, 2020 through September 30, 2021. Under the revised plan, the directors equity portion of their compensation changes from a designated number of restricted stock awards to an equivalent stated dollar amount of $112,500 per member. The number of shares will be determined based on the market value of the Company's common stock on the close of the first business day after September 15th of each year. The revised Board compensation for the Company's non-employee directors effective for the period from October 1, 2020 through September 30, 2021, with cash paid quarterly, shares issued effective on October 1, 2020 and shares vesting quarterly follows:

Non-Employee Board of Directors Compensation	Chair of the Board	Board Member
Quarterly Cash Retainer ($)	$18,750	$12,500

Value of Restricted Shares Awarded Annually ($):
Board Membership	$112,500	$112,500
Chair of the Board	$56,250

Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
Not applicable
(b)        Pro Forma Financial Information
Not applicable
(c)        Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 10, 2020                     SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer